UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2015

ANTHERA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34637	20-1852016
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25801 Industrial Boulevard, Suite B, Hayward, California	94545
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 856-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

Termination of Collaboration and License Agreement

As previously disclosed, on December 11, 2014, Anthera Pharmaceuticals, Inc. (the “Company”) entered into a collaboration and license agreement (the “License Agreement”) with its development partner in Japan, Zenyaku Kogyo Co., Ltd. (“Zenyaku”), pursuant to which the Company granted Zenyaku an exclusive license to certain patent rights, know-how and other intellectual property relating to blisibimod.  On September 9, 2015, Zenyaku provided the Company notice of its intent to terminate the License Agreement and the collaborative arrangement with the Company, effective January 7, 2016 (the “Termination Notice”).  The termination was “at will” and the Termination Notice alleged no breach of the License Agreement by the Company.  No reason was given for the Termination Notice.  At the time of the Termination Notice, no patients had been enrolled in any blisibimod clinical studies in the Zenyaku territory and Zenyaku had not purchased any blisibimod product from the Company.

The License Agreement required Zenyaku, subject to mutually agreed timelines, to develop and commercialize drug candidates relating to blisibimod in Japan while the Company retained full development and commercialization rights for all other global territories.  Under the terms of the License Agreement, Zenyaku was responsible for all development, marketing and commercialization costs and is required to reimburse the Company for i) 100% of blisibimod development cost in Japan; ii) 25% of global blisibimod development cost outside of Japan for IgA nephropathy; iii) a percentage of the Company’s personnel cost at a pre-determined full time equivalent rate and iv) exclusive purchase of blisibimod drug supplies from the Company at a premium to the Company. In addition, under the terms of the License Agreement, the Company had the right to receive a forgivable loan of $7.0 million, to receive milestone payments of up to $22.0 million contingent upon the achievement of certain regulatory and commercial sales milestones, and to require Zenyaku to purchase up to $15.0 million of the Company’s common stock at a thirty-percent premium to a trailing market price.  Zenyaku has previously purchased $9.0 million of such common stock to date.  There are no termination penalties to be incurred by the Company in connection with the early termination of the License Agreement by Zenyaku.

The Company issued a press release on September 14, 2015 announcing the Company’s receipt of the Termination Notice.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.             Financial Statements and Exhibits.

 (d) Exhibits.

99.1	Press Release dated September 14, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2015	Anthera Pharmaceuticals, Inc.

	By:	/s/ May Liu
May Liu Principal Accounting Officer and Senior Vice President, Finance and Administration

EXHIBIT INDEX

   Exhibit No.                            Description

99.1	Press Release dated September 14, 2015